FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report: September 23, 1999

                           PIONEER RAILCORP
     (Exact name of registrant as specified in its charter)



        IOWA               33-6658-C                         37-116131
(State of Incorporation)(Commission File No.)           (IRS Employer ID No.)



1318 S. JOHANSON ROAD, PEORIA, ILLINOIS                          61607
(Address of principal executive offices)                       (zip code)


Registrant's telephone number, including area code:    (309) 697-1400


Item 5. Other Events.

Pioneer Railcorp announced that its Board of Directors has authorized the repurchase of up to one million shares (1,000,0000) of the Company's common stock. The repurchase will coincide with the planned sale of certain non-essential assets expected to be completed by the end of the year.

SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





PIONEER RAILCORP
(Registrant)


09/23/99                     /s/Guy Brenkman
Date                         GUY L. BRENKMAN
                             PRESIDENT & CEO




09/23/99                    /s/J. Michael Carr
Date                        J. MICHAEL CARR
                            TREASURER & CHIEF
                            FINANCIAL OFFICER